     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1996

                                                       REGISTRATION NO. 333-3772
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     CHARTER COMMUNICATIONS SOUTHEAST, L.P.
                        CHARTER COMMUNICATIONS SOUTHEAST
                              CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                                        43-1740131
           DELAWARE                         4841                        43-1722376
 (STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
      OF INCORPORATION OR        CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)
          ORGANIZATION)

                       12444 POWERSCOURT DRIVE, SUITE 400
                           ST. LOUIS, MISSOURI 63131
                                 (314) 965-0555
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JERALD L. KENT
                       12444 POWERSCOURT DRIVE, SUITE 400
                           ST. LOUIS, MISSOURI 63131
                                 (314) 965-0555
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                              NEIL A. TORPEY, ESQ.
                       PAUL, HASTINGS, JANOFSKY & WALKER
                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-6000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                          PROPOSED MAXIMUM PROPOSED MAXIMUM
  SECURITIES                     AMOUNT TO BE    OFFERING PRICE     AGGREGATE        AMOUNT OF
TO BE REGISTERED                  REGISTERED        PER UNIT      OFFERING PRICE  REGISTRATION FEE
- --------------------------------------------------------------------------------------------------
11 1/4% Series B Senior Notes
  due 2006....................   $125,000,000         100%         $125,000,000      $43,104(1)
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

(1) Previously paid.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     CHARTER COMMUNICATIONS SOUTHEAST, L.P.

              CHARTER COMMUNICATIONS SOUTHEAST CAPITAL CORPORATION

                             CROSS-REFERENCE SHEET

           PURSUANT TO ITEM 501(b) OF REGULATION S-K AND RULE 404(a)
                       SHOWING LOCATION IN PROSPECTUS OF
                      INFORMATION REQUIRED BY ITEMS IN S-4

         REGISTRATION STATEMENT ITEM AND HEADING                       PROSPECTUS CAPTION
     ------------------------------------------------  --------------------------------------------------
  1. Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus................  Forepart of the Registration Statement; Outside
                                                       Front Cover Page
  2. Inside Front and Outside Back Cover Pages of
       Prospectus....................................  Inside Front and Outside Back Cover Pages of
                                                         Prospectus
  3. Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information.........................  Prospectus Summary; Risk Factors; Summary
                                                       Historical and Pro Forma Combined Financial Data;
                                                         Selected Historical and Pro Forma Combined
                                                         Financial Data
  4. Terms of the Transaction........................  Prospectus Summary; The Exchange Offer
  5. Pro Forma Financial Information.................  Summary Historical and Pro Forma Combined
                                                       Financial Data; Selected Historical and Pro Forma
                                                         Combined Financial Statements
  6. Material Contracts with Company Being
       Acquired......................................  Not Applicable
  7. Additional Information Required for Reoffering
       by Persons and Parties Deemed to be
       Underwriters..................................  Not Applicable
  8. Interests of Named Experts and Counsel..........  Not Applicable
  9. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities...................................  Not Applicable
 10. Information With Respect to S-3 Registrants.....  Not Applicable
 11. Incorporation of Certain Information by
       Reference.....................................  Not Applicable
 12. Information with Respect to S-2 or S-3
       Registrants...................................  Not Applicable
 13. Incorporation of Certain Information by
       Reference.....................................  Not Applicable
 14. Information with Respect to Registrants Other
       than S-2 or S-3 Registrants...................  Prospectus Summary; Summary Historical and Pro
                                                         Forma Combined Financial Data; The Company;
                                                         Selected Historical and Pro Forma Combined
                                                         Financial Data; Management's Discussion and
                                                         Analysis of Financial Condition and Results of
                                                         Operations; Business
 15. Information with Respect to S-3 Companies.......  Not Applicable
 16. Information with Respect to S-2 or S-3
       Companies.....................................  Not Applicable
 17. Information with Respect to Companies Other than
       S-2 or S-3 Companies..........................  Not Applicable
 18. Information if Proxies, Consents or
       Authorizations are to be Solicited............  Not Applicable
 19. Information if Proxies, Consents or
       Authorizations are not to be Solicited or in
       an Exchange Offer.............................  Management; Principal Security Holders; Certain
                                                         Relationships and Related Transactions; The
                                                         Exchange Offer

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                      SUBJECT TO COMPLETION, JULY 25, 1996


PRELIMINARY PROSPECTUS

                                                                            LOGO

                     CHARTER COMMUNICATIONS SOUTHEAST, L.P.

              CHARTER COMMUNICATIONS SOUTHEAST CAPITAL CORPORATION

                             OFFER TO EXCHANGE ITS
                     11 1/4% SERIES B SENIOR NOTES DUE 2006
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         11 1/4% SENIOR NOTES DUE 2006

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST , 1996, UNLESS EXTENDED (THE "EXPIRATION DATE").
                            ------------------------

    Charter Communications Southeast, L.P., a Delaware limited partnership ("Charter Southeast"), and Charter Communications Southeast Capital Corporation, a Delaware corporation and a wholly-owned subsidiary of Charter Southeast ("Southeast Capital" and, together with Charter Southeast, the "Issuers"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, as the same may be amended or supplemented from time to time (which together constitute the "Exchange Offer"), to issue an aggregate of up to $125,000,000 aggregate principal amount of their 11 1/4% Series B Senior Notes due 2006 (the "New Notes") in exchange for an identical face amount of outstanding 11 1/4% Senior Notes due 2006 (the "Old Notes" and, together with the New Notes, the "Notes"). The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that the registration and other rights relating to the exchange of Old Notes for New Notes and the restrictions on transfer set forth on the face of the Old Notes will not apply to or appear on the New Notes. See "The Exchange Offer." The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuers under a Registration Rights Agreement dated as of March 28, 1996. Based on an interpretation by the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties unrelated to the Issuers, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder thereof (other than a holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), without compliance with the registration and (except as provided in the second following paragraph) the prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in and is not engaged in and is not planning to be engaged in the distribution of such New Notes. The Notes are the joint and several obligations of the Issuers, which are the sole obligors with respect to the Notes.

    The Notes are senior unsecured obligations of the Issuers and rank pari passu in right and priority of payment to all existing and future indebtedness of the Issuers, other than indebtedness that by its terms is expressly subordinated in right and priority of payment to the Notes. Charter Southeast is a holding company that conducts substantially all of its business through its subsidiaries, and the Notes are therefore effectively subordinated to the claims of creditors of such subsidiaries. As of March 31, 1996, on a pro forma basis, after giving effect to the applicable Pro Forma Adjustments (as defined herein), the aggregate consolidated indebtedness of Charter Southeast and its subsidiaries (including trade payables) would have been approximately $555.0 million, all of which, other than the Notes, would have been obligations of Charter Southeast's subsidiaries. The Issuers do not have, and, upon consummation of the Exchange Offer, will not have any indebtedness expressly subordinated by its terms in right and priority of payment to the Notes.

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the effective date hereof, it will make the Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer."

    The Issuers will not receive any proceeds from the Exchange Offer and will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date. If the Issuers terminate the Exchange Offer and do not accept for exchange any Old Notes, they will promptly return the Old Notes to the holders thereof. See "The Exchange Offer."

    Prior to this Exchange Offer, there has been no public market for the Old Notes or the New Notes. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. If a market for the New Notes should develop, the New Notes could trade at a discount from their principal amount. The Issuers do not currently intend to list the New Notes on any securities exchange or on any automated quotation system; however, the Notes have been designated for trading in the PORTAL market. There can be no assurance that an active public market for the New Notes will develop.

    The Exchange Agent for the Exchange Offer is Harris Trust and Savings Bank.

     SEE "RISK FACTORS" ON PAGE 16 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                 The date of this Prospectus is July   , 1996.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Southeast Capital's Certificate of Incorporation provides that Southeast Capital shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

     Southeast Capital's Certificate of Incorporation also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as director, except for liability (i) of any breach of the director's duty of loyalty to Southeast Capital or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

EXHIBIT
  NO.                                         DESCRIPTION
- -------   ------------------------------------------------------------------------------------
   1.1    Purchase Agreement dated March 28, 1996, between the Issuers and the Initial
          Purchasers named therein.
   3.1    Certificate of Limited Partnership of Charter Southeast.
   3.2    Amended and Restated Agreement of Limited Partnership of Charter Southeast.

   3.3    Certificate of Incorporation of Southeast Capital.
   3.4    By-laws of Southeast Capital.
   4.1    Indenture dated March 15, 1996, among the Issuers and Harris Trust and Savings Bank, as Trustee.
   4.2    Registration Rights Agreement dated March 28, 1996, between the Issuers and the
          Initial Purchasers.
   4.3    Purchase Agreement dated March 28, 1996, between the Issuers and the Initial
          Purchasers named therein (included in Exhibit 1.1).
   4.4    Form of Old Note (included in Exhibit 4.1).
   4.5    Form of New Note (included in Exhibit 4.1).
   5.1    Opinion of Paul, Hastings, Janofsky & Walker, including consent.
  10.1    Amended and Restated Loan Agreement dated as of March 28, 1996, among Charter
          Communications, L.P., the Banks, Toronto Dominion (Texas), Inc., PNC Bank, National
          Association and Credit Lyonnais Cayman Island Branch, as Co-Agents, Toronto Dominion
          (Texas), Inc., as Agent, and Toronto Dominion (Texas), Inc., as Administrative
          Agent.
  10.2    Amended and Restated Revolving Credit Agreement dated as of March 28, 1996, among
          Charter Communications II, L.P., Charter Communications III, L.P., Peachtree Cable
          TV, Inc., the Banks, Credit Lyonnais New York Branch and Toronto Dominion (Texas),
          Inc., as Arranging Agents, NationsBank of Texas, N.A. and CIBC Inc., as Managing
          Agents, Toronto Dominion (Texas), Inc., as Administrative Agent and Credit Lyonnais
          New York Branch, as Documentation Agent.
  10.3    Management Agreement dated March 28, 1996, between Charter Holdings and Charter.
  10.4    Management Agreement dated March 28, 1996, between Charter Southeast and Charter
          Holdings.
  10.5    Management Agreement dated March 28, 1996, between Charter Southeast and CC-I.
  10.6    Management Agreement dated March 28, 1996, between Charter Southeast and CC-II.
  10.7    Management Agreement dated March 28, 1996, between CC-II and CCIP.

EXHIBIT
  NO.                                         DESCRIPTION
- -------   ------------------------------------------------------------------------------------
  10.8    Management Agreement dated March 28, 1996, between Charter Southeast and CCIP.
  10.9    Management Agreement dated March 28, 1996, between Charter Southeast and CCIP.
  10.10   Asset Purchase Agreement dated as of July 1, 1995, among CCIP, Charter
          Communications Properties, Inc., CC-II and CC-I.
  10.11   Certificate of Limited Partnership of CC-I.
  10.12   Amended and Restated Agreement of Limited Partnership of CC-I dated March 28, 1996.
  10.13   Certificate of Limited Partnership of CC-II.
  10.14   Amended and Restated Agreement of Limited Partnership of CC-II dated March 28, 1996.
  10.15   Certificate of Limited Partnership of CC-III.
  10.16   Amended and Restated Agreement of Limited Partnership of CC-III dated March 28,
          1996.
  10.17   Articles of Organization of Peachtree.
  10.18   By-laws of Peachtree.
  12.1    Ratio of Earnings to Fixed Charges Calculation -- McDonald Systems (Predecessor)
  12.2    Ratio of Earnings to Fixed Charges Calculation -- Charter Communications Southeast,
          L.P.
  21.1    List of Subsidiaries of Registrants.
 *23.1    Consent of Arthur Andersen LLP.
  23.2    Consent of Holben, Boak, Cooper & Co.
  23.3    Consent of KPMG Peat Marwick LLP.
  23.4    Consent of Deloitte & Touche LLP.
  23.5    Consent of Ernst & Young LLP.
  23.6    Consent of Ernst & Young LLP.
  25.1    Statement of Eligibility of Harris Trust and Savings Bank, as Trustee, on Form T-1.
  99.1    Form of Letter of Transmittal.


- ---------------
* Filed herewith.

     (b) Financial Statement Schedules.

          Reports of Independent Certified Public Accountants incorporated by reference herein.

ITEM 22.  UNDERTAKINGS

     The Issuers hereby undertake with respect to the securities offered by them:

          1. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted as to directors, officers and controlling persons of Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          2. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          3. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 25th day of July, 1996.


                                          CHARTER COMMUNICATIONS
                                          SOUTHEAST, L.P.

                                          By: CHARTER COMMUNICATIONS
                                            SOUTHEAST PROPERTIES, INC.,
                                            its General Partner

                                          By: /s/  JERALD L. KENT

                                            ------------------------------------
                                          Name: Jerald L. Kent
                                          Title: President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                  TITLE                       DATE
- ------------------------------------------  ------------------------------------  --------------
/s/  JERALD L. KENT                         President, Chief Financial Officer     July 25, 1996
- ------------------------------------------    (Principal Financial Officer) and
Jerald L. Kent                                Director of Southeast Capital and
                                              Southeast Properties
/s/  BARRY L. BABCOCK                       Chairman and Director of Southeast     July 25, 1996
- ------------------------------------------    Capital and Southeast Properties
Barry L. Babcock
/s/  HOWARD L. WOOD                         Chairman of the Management Committee   July 25, 1996
- ------------------------------------------    and Director of Southeast Capital
Howard L. Wood                                and Southeast Properties
/s/  THOMAS C. DIRCKS                       Director of Southeast Properties       July 25, 1996
- ------------------------------------------
Thomas C. Dircks
/s/  DONALD J. VOLLMAYER                    Controller of Southeast Capital and    July 25, 1996
- ------------------------------------------    Southeast Properties
Donald J. Vollmayer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 25th day of July, 1996.


                                          CHARTER COMMUNICATIONS SOUTHEAST
                                          CAPITAL CORPORATION

                                          By: /s/  JERALD L. KENT

                                          --------------------------------------
                                          Name: Jerald L. Kent
                                          Title: President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                  TITLE                       DATE
- ------------------------------------------  ------------------------------------  --------------
/s/  JERALD L. KENT                         President, Chief Financial Officer     July 25, 1996
- ------------------------------------------    (Principal Financial Officer) and
Jerald L. Kent                                Director of Southeast Capital and
                                              Southeast Properties
/s/  BARRY L. BABCOCK                       Chairman and Director of Southeast     July 25, 1996
- ------------------------------------------    Capital and Southeast Properties
Barry L. Babcock
/s/  HOWARD L. WOOD                         Chairman of the Management Committee   July 25, 1996
- ------------------------------------------    and Director of Southeast Capital
Howard L. Wood                                and Southeast Properties
/s/  THOMAS C. DIRCKS                       Director of Southeast Properties       July 25, 1996
- ------------------------------------------
Thomas C. Dircks
/s/  DONALD J. VOLLMAYER                    Controller of Southeast Capital and    July 25, 1996
- ------------------------------------------    Southeast Properties
Donald J. Vollmayer

                               INDEX TO EXHIBITS

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
  NO.                                    DESCRIPTION                                      PAGE
- -------   -------------------------------------------------------------------------   ------------
   1.1    Purchase Agreement dated March 28, 1996, between the Issuers and the
          Initial Purchasers named therein.
   3.1    Certificate of Limited Partnership of Charter Southeast.
   3.2    Amended and Restated Agreement of Limited Partnership of Charter
          Southeast.

   3.3    Certificate of Incorporation of Southeast Capital.
   3.4    By-laws of Southeast Capital.
   4.1    Indenture dated March 15, 1996, among the Issuers and Harris Trust and
          Savings Bank, as Trustee.
   4.2    Registration Rights Agreement dated March 28, 1996, between the Issuers and the Initial Purchasers.
   4.3    Purchase Agreement dated March 28, 1996, between the Issuers and the
          Initial Purchasers named therein (included in Exhibit 1.1).
   4.4    Form of Old Note (included in Exhibit 4.1).
   4.5    Form of New Note (included in Exhibit 4.1).
   5.1    Opinion of Paul, Hastings, Janofsky & Walker, including consent.
  10.1    Amended and Restated Loan Agreement dated as of March 28, 1996, among
          Charter Communications, L.P., the Banks, Toronto Dominion (Texas), Inc.,
          PNC Bank, National Association and Credit Lyonnais Cayman Island Branch,
          as Co-Agents, Toronto Dominion (Texas), Inc., as Agent, and Toronto
          Dominion (Texas), Inc., as Administrative Agent.
  10.2    Amended and Restated Revolving Credit Agreement dated as of March 28,
          1996, among Charter Communications II, L.P., Charter Communications III,
          L.P., Peachtree Cable TV, Inc., the Banks, Credit Lyonnais New York
          Branch and Toronto Dominion (Texas), Inc., as Arranging Agents,
          NationsBank of Texas, N.A. and CIBC Inc., as Managing Agents, Toronto
          Dominion (Texas), Inc., as Administrative Agent and Credit Lyonnais New
          York Branch, as Documentation Agent.
  10.3    Management Agreement dated March 28, 1996, between Charter Holdings and
          Charter.
  10.4    Management Agreement dated March 28, 1996, between Charter Southeast and
          Charter Holdings.
  10.5    Management Agreement dated March 28, 1996, between Charter Southeast and
          CC-I.
  10.6    Management Agreement dated March 28, 1996, between Charter Southeast and
          CC-II.
  10.7    Management Agreement dated March 28, 1996, between CC-II and CCIP.
  10.8    Management Agreement dated March 28, 1996, between Charter Southeast and
          CCIP.
  10.9    Management Agreement dated March 28, 1996, between Charter Southeast and
          CCIP.
  10.10   Asset Purchase Agreement dated as of July 1, 1995, among CCIP, Charter
          Communications Properties, Inc., CC-II and CC-I.
  10.11   Certificate of Limited Partnership of CC-I.
  10.12   Amended and Restated Agreement of Limited Partnership of CC-I dated March
          28, 1996.
  10.13   Certificate of Limited Partnership of CC-II.
  10.14   Amended and Restated Agreement of Limited Partnership of CC-II dated
          March 28, 1996.
  10.15   Certificate of Limited Partnership of CC-III.
  10.16   Amended and Restated Agreement of Limited Partnership of CC-III dated
          March 28, 1996.
  10.17   Articles of Organization of Peachtree.

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
  NO.                                    DESCRIPTION                                      PAGE
- -------   -------------------------------------------------------------------------   ------------
  10.18   By-laws of Peachtree.
  12.1    Ratio of Earnings to Fixed Charges Calculation -- McDonald Systems
          (Predecessor)
  12.2    Ratio of Earnings to Fixed Charges Calculation -- Charter Communications
          Southeast, L.P.
  21.1    List of Subsidiaries of Registrants.
 *23.1    Consent of Arthur Andersen LLP.
  23.2    Consent of Holben, Boak, Cooper & Co.
  23.3    Consent of KPMG Peat Marwick LLP.
  23.4    Consent of Deloitte & Touche LLP.
  23.5    Consent of Ernst & Young LLP.
  23.6    Consent of Ernst & Young LLP.
  25.1    Statement of Eligibility of Harris Trust and Savings Bank, as Trustee, on
          Form T-1.
  99.1    Form of Letter of Transmittal.


- ---------------
* Filed herewith.